POWER OF ATTORNEY

I, the undersigned Trustee of EAGLE CAPITAL APPRECIATION FUND, hereby severally constitute and appoint each of J. COOPER ABBOTT, SUSAN L. WALZER, COURTLAND W. JAMES, KATHY KRESCH INGBER and CLIFFORD J. ALEXANDER, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity and only for EAGLE CAPITAL APPRECIATION FUND for which I serve as Trustee, any Registration Statements on Form N-1A, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on November 18, 2016.
SIGNATURE
/s/ J. Cooper Abbott J. Cooper Abbott Trustee	/s/ James L. Pappas James L. Pappas Trustee
/s/ William J. Meurer William J. Meurer Trustee	/s/ Keith B. Jarrett Keith B. Jarrett Trustee
/s/ Liana O’Drobinak Liana O’Drobinak Trustee	/s/ Deborah L. Talbot Deborah L. Talbot Trustee
/s/ Courtland W. James Courtland W. James Trustee	/s/ John K. Carter John K. Carter Trustee
/s/ Stephen C. Roussin Stephen C. Roussin Trustee